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                                                                    EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PETROLEUM ENGINEER


I hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Patterson Energy, Inc. and its subsidiaries of information contained in my summary reserve reports appearing in the Patterson Energy, Inc. Annual Report on Form 10-K for the year ended December 31, 2000, relating to the oil and gas reserves as of December 31, 1998, 1999 and 2000.


                                                /s/ M. BRIAN WALLACE, P.E.

Dallas, Texas
May 8, 2001